SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5571 (Commission File Number)	75-1047710 (IRS Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_           Written communications pursuant to Rule 425 under the Securities Act

_          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

_          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

_          Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Consulting Agreement with Mr. Roberts. In connection with the completion of Leonard H. Roberts’ term as Executive Chairman of the Board of RadioShack Corporation (“RadioShack”), RadioShack and Mr. Roberts entered into a Consulting Agreement on May 18, 2006. Pursuant to the Consulting Agreement, Mr. Roberts will provide certain consulting services to RadioShack. In return, RadioShack will pay Mr. Roberts a monthly fee of $41,667, as well as providing Roberts with an administrative assistant and office space (with RadioShack obligated to not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Mr. Roberts’ administrative assistant’s base annual salary). The payment of certain amounts under the Consulting Agreement and the Transition Agreement (as defined below), however, may be delayed to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

In addition, if Mr. Roberts elects to continue his group health benefits in accordance with COBRA, RadioShack will pay the portion of Mr. Roberts’ premiums relating to this coverage that RadioShack would have otherwise paid if Mr. Roberts was an active senior executive officer through the term of the Consulting Agreement. RadioShack will also reimburse Mr. Roberts for reasonable expenses incurred by him in performing his services under the Agreement. The term of the Consulting Agreement is through December 18, 2008. A copy of the Consulting Agreement is attached as Exhibit 10.1.

As described in RadioShack’s Form 8-K filed on January 13, 2005, RadioShack and Mr. Roberts had previously entered into a Transition Agreement (the “Transition Agreement”) on January 12, 2005. The Transition Agreement contemplated that the parties would enter into the Consulting Agreement upon the termination of the Transition Agreement. Mr. Roberts’ services under the Transition Agreement terminated upon the effectiveness of the Consulting Agreement.

Termination Protection Plan (Level I). On May 18, 2006, the Board of Directors approved amendments to RadioShack’s Termination Protection Plan (Level I) (the “Level I Plan”). The Level I Plan applies to RadioShack’s officers (other than officers that are parties to a Termination Protection Agreement with RadioShack). The Board of Directors determined to amend the Level I Plan, which was originally adopted effective August 22, 1990, in connection with a review and update of RadioShack’s benefit plans. A copy of the Amended and Restated Level I Plan is attached as Exhibit 10.2.

The amendments to the Level I Plan include the following modifications, as well as other, non-substantive changes:

•	Rather than requiring RadioShack to provide certain employee benefits for one year, the Level I Plan, as amended, will require RadioShack to pay a comparable benefit amount equal to a specified percentage of a participant's base salary.

•	The Level I Plan, as amended, establishes a clearer framework for a resignation for “good reason”.

•	The Level I Plan, as amended, preserves an officer's right to indemnification from RadioShack as provided under applicable law and in RadioShack's Bylaws.

•	The Level I Plan, as amended, provides that, in order to receive benefits, a participant must (i) sign a release of all claims, (ii) agree not to disparage RadioShack, (iii) sign a confidentiality agreement, and (iv) not solicit employees of RadioShack for other employment.

•	The Level I Plan, as amended, also provides for recent changes to the Internal Revenue Code of 1986, as amended.

Officers’ Severance Program. Also in connection with the review and update of RadioShack’s benefit plans, on May 18, 2006 the Board of Directors approved the adoption of an Officers’ Severance Program (the “Program”), a uniform severance program to apply to officers in the event of non-cause terminations. A copy of the Program is attached as Exhibit 10.3.

Under the Program, the benefits payable are base salary plus any bonus earned and unpaid prior to separation. Any payments made under the Program will be based on the officer’s level of responsibility, as well as his or her tenure with RadioShack, as follows:

Officer Position	Severance Payment

CEO/Executive Vice Presidents	18 months plus one month per year of service, up to a maximum of two years.

Senior Vice Presidents	12 months plus two weeks per year of service, up to a maximum of 18 months.

Vice Presidents and Assistant Secretary/Treasurer	6 months plus two weeks per year of service, up to a maximum of 12 months.

If benefits are payable under the Program, no benefits would be payable under the Level I Plan described above.

Item 1.02 Termination of a Material Definitive Agreement

Termination Protection Plan (Level II). On May 18, 2006, RadioShack’s Board of Directors approved the termination of the Termination Protection Plan (Level II) (the “Level II Plan”). The Board of Directors determined to terminate the Level II Plan, which was adopted effective August 22, 1990, in connection with a review and update of RadioShack’s benefit plans.

The Level II Plan provided for defined termination benefits to be paid to certain of RadioShack’s eligible, non-officer employees who have been terminated, without cause, in connection with a change in control of RadioShack. In addition, for a certain period of time following a participating employee’s termination under the Level II Plan, RadioShack, at its expense, was required to continue to provide certain employment benefits on behalf of the terminated employee.

In lieu of the Level II Plan, the Board of Directors approved a Severance Program for eligible, non–officer employees of RadioShack who are terminated for a reason other than for cause. This Severance Program provides severance pay and other benefits, as determined by RadioShack, to support eligible employees who suffer a job loss under circumstances described in the program and who have not been offered comparable employment by RadioShack. Generally, any payments made under the program will be based on the eligible employee's compensation level, as well as his or her tenure with RadioShack, as follows:

Compensation Level	Severance Payment

Hourly employees	1 week per year of service, up to a maximum of 16 weeks

Salaried employees, with base salary less than $50,000	1.5 weeks per year of service, up to a maximum of 21 weeks

Salaried employees, with base salary less than $90,000	2 weeks per year of service, up to a maximum of 26 weeks

Salaried employees, with base salary of at least $90,000	3 weeks per year of service, up to a maximum of 36 weeks

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.

10.1	Consulting Agreement, dated May 18, 2006, between RadioShack Corporation and Leonard H. Roberts.

10.2	RadioShack Corporation Amended and Restated Termination Protection Plan (Level I).

10.3	RadioShack Corporation Officers' Severance Program.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 23rd day of May, 2006.

RADIOSHACK CORPORATION /s/ David S. Goldberg ------------------------------------------ David S. Goldberg Senior Vice President - General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

10.1	Consulting Agreement, dated May 18, 2006, between RadioShack Corporation and Leonard H. Roberts.

10.2	RadioShack Corporation Amended and Restated Termination Protection Plan (Level I).

10.3	RadioShack Corporation Officers' Severance Program.

Exhibit 10.1

CONSULTING AGREEMENT

        This Consulting Agreement (“Agreement”) is entered into on May 18, 2006 (the “Effective Date”), between RadioShack Corporation, a Delaware corporation (“RadioShack”), and Leonard H. Roberts (the “Roberts”), an individual residing in the State of Texas.

RECITAL

        RadioShack desires to retain Roberts to render certain specific consulting services to RadioShack on the terms and conditions set forth in this Agreement, and Roberts desires to be retained by RadioShack on such terms and conditions.

AGREEMENT

        1.        Engagement and Duties.  During the Term (defined below), Roberts shall provide to RadioShack the following consulting services: (i) represent RadioShack with key industry, civic and philanthropic constituents, (ii) assist RadioShack’s Chief Executive Officer in maintaining and developing business relationships with key strategic partners, (iii) at the direction of the Chief Executive Officer, help in the vetting process for new technology and new strategic partners, (iv) regularly meet with the Chief Executive Officer to review progress toward the refinement and execution of RadioShack’s strategy, and (v) at the request of the Chief Executive Officer, represent RadioShack’s Board of Directors at key company events and (vi) at the request of the Chief Executive Officer, assist the Chief Executive Officer in the recognition and motivation of employees in pursuing RadioShack’s strategy. Roberts shall report to RadioShack’s Chief Executive Officer.

        2.        Manner of Performance.  Roberts shall perform all services and duties that reasonably may be required of him pursuant to the terms hereof, to the reasonable satisfaction of RadioShack acting in its sole discretion. Roberts shall not take any action that would be adverse to RadioShack’s business interests or that may subject Roberts, RadioShack or any of its affiliates to civil or criminal liability. Roberts agrees to comply in full with all applicable laws, ethical standards, rules and regulations. Roberts agrees that he will comply with RadioShack’s conflict of interest policies and represents that, on the date of this Agreement, he does not have any interest in any entity that would conflict in any manner with the performance of services under this Agreement. Subject to the restrictive covenants contained in this Agreement, including the non-disclosure and non-compete covenants, Roberts may engage in activities on his own behalf or on behalf of entities other than RadioShack and its affiliates, and may allocate his time between his obligations under this Agreement and such other activities in any manner Roberts deems appropriate, so long as Roberts’ obligations under this Agreement are satisfied. Roberts will have the sole right to supervise, manage, control and direct the performance of the details incident to Roberts’ duties described in this Agreement.

        3.        Term.  This Agreement shall commence on the Effective Date and shall end on December 18, 2008, unless earlier terminated as provided in Section 9 of this Agreement (the “Term”).

        4.        Compensation.  As compensation for Roberts’ performance of his services under this Agreement, RadioShack shall pay Roberts $41,667 per month (the “Monthly Fee”) during the Term, payable in arrears on the last day of the month. RadioShack shall pay a prorated portion of the Monthly Fee upon termination of this Agreement if such termination occurs other than at the end of a month. RadioShack shall deliver each payment to Roberts within seven calendar days after the end of each month.

        5.        Benefits.   During the Term, RadioShack shall provide Roberts with an administrative assistant and office space for him and his administrative assistant, selected by him but at a location other than RadioShack’s corporate headquarters. RadioShack shall not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Roberts’ administrative assistant’s base annual salary. If Roberts elects to continue his group health benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, RadioShack shall pay the portion of any premiums relating to such continuation coverage that RadioShack would otherwise have paid if Roberts was an active senior executive officer through the end of the Term.

        6.        Expenses.  RadioShack shall reimburse Roberts for all reasonable expenses incurred by him in connection with the performance of his services under this Agreement within 30 days following his delivery of an accounting of those expenses to RadioShack in accordance with RadioShack’s then-current travel and business expense policy.

        7.        Independent Contractor Status.  RadioShack is retaining Roberts in the capacity of an independent contractor and not as an employee or agent of RadioShack or any of its affiliates. Roberts shall not be authorized at any time to execute any transaction on behalf of RadioShack or any of its affiliates. Nothing in this Agreement shall create, or shall be construed as creating, any form of partnership, joint venture, employer-employee relationship, or other affiliation that would permit Roberts to bind RadioShack or any of its affiliates with respect to any matter or would cause RadioShack or any of its affiliates to be liable for any action of Roberts. Neither RadioShack nor Roberts will represent to any third party that Roberts’ engagement by RadioShack hereunder is in any capacity other than as an independent contractor. Except as provided in Section 5 of this Agreement, RadioShack shall not be obligated to maintain any insurance for Roberts, including, but not limited to, medical, dental, life or disability insurance. Except as required by law, Roberts will not be eligible to participate in any employee benefit plan or program of RadioShack. To the extent Roberts employs others in providing services under this Agreement, Roberts agrees to comply with all applicable workers’ compensation laws and to provide satisfactory evidence of such compliance to RadioShack on request.

        8.        Taxes and Withholding.   Roberts hereby acknowledges and agrees that, as an independent contractor, he is legally required to determine and pay his own estimated federal income taxes, FICA (including FICA-matching), and all applicable federal and state payroll, excise, workman’s compensation, and other withholdings.

        9.        Termination.  Roberts’ services hereunder will terminate upon the occurrence of any of the following events:

       (a)        Roberts dies;

       (b)        RadioShack, by written notice to Roberts, terminates this Agreement due to Roberts’ Disability (as defined below);

        As used in this Agreement, the term “Disability” shall mean that for a period of at least 60 days during any six consecutive month period on account of a mental or physical condition, Roberts is unable to perform the essential functions of his services under this Agreement, with or without reasonable accommodation. The determination of Roberts’ Disability shall be made (i) by a medical physician selected or agreed to by RadioShack or (ii) upon mutual agreement of RadioShack and Roberts or his personal representative. All costs relating to the determination of whether Roberts has incurred a Disability shall be paid by RadioShack. Roberts shall submit to any examination that is reasonably required by an examining physician for purposes of determining whether a Disability exists.

       (c)        RadioShack terminates this Agreement for Cause (as defined below):

        As used in this Agreement, the term “Cause” shall mean:

          (i)        Roberts’ conviction of (or plea of guilty or nolo contendere to) (A) any felony or (B) any misdemeanor involving fraud or dishonesty in connection with the performance of his services under this Agreement or moral turpitude or Roberts’ entry into a consent decree (or similar arrangement) with any governmental agency or office; or

          (ii)        the willful and continued failure of Roberts for a total of 10 days (which need not be consecutive days) during the Term to substantially perform his services under this Agreement (other than any such failure resulting from illness or Disability) after a written demand for substantial performance from RadioShack is delivered to Roberts, which demand specifically identifies the manner in which it is claimed Roberts has not substantially performed his services; or

(iii) Roberts has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadioShack.

        For purposes of this Section, no act or failure to act on Roberts’ part shall be considered “willful” unless Roberts acted in bad faith or without a reasonable belief that Roberts’ action or omission was in the best interest of RadioShack.

        (d)        RadioShack terminates this Agreement for any reason other than for Cause or Disability, which RadioShack may do at any time;

        (e)        Roberts voluntarily terminates his services due to a material default by RadioShack in the performance of any of its obligations under this Agreement, which default remains unremedied by RadioShack for a period of 10 days following its receipt of written notice thereof from Roberts (“Good Reason”); or

        (f)        Roberts voluntarily terminates his services for any reason other than Good Reason, which Roberts may do at any time with at least 30 days’ advance notice.

        10.        Effects of Termination.

        (a)        Upon termination of Roberts’ services hereunder for any reason, RadioShack shall promptly pay Roberts that portion of the Monthly Fee earned by him under Section 4 of this Agreement during the then-current month and unpaid through the effective date of termination.

        (b)        In addition, if Roberts’ services are terminated under Section 9(a), 9(b), 9(d) or 9(e) of this Agreement, then RadioShack shall also make the payments to Roberts described in Section 4 of this Agreement and provide the benefits described in Section 5 of this Agreement until December 18, 2008, as and when they would have been paid had his services not been terminated. However, if any payment or benefit described in the previous sentence is considered compensation deferred under a nonqualified deferred compensation plan as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (and all regulations and other guidance issued by the Internal Revenue Service thereunder), such payment or benefit shall be delayed until the earliest date on which it may be paid without the imposition of any interest and additional tax under Code Section 409A(a)(1)(B).

        11.        Non-disclosure of Confidential Information.  Roberts will not make any unauthorized use, publication or disclosure, during and after the Term, of any information generated or acquired by him during the performance of his services under this Agreement, including, but not limited to, information of a confidential or trade secret nature (“Confidential Information”). Confidential Information includes information not generally known by or available to the public about or belonging to RadioShack or belonging to other persons to whom RadioShack may have an obligation to maintain information in confidence. Authorization for disclosure of Confidential Information may be obtained only through RadioShack’s General Counsel or designee. Roberts will not disclose to RadioShack, or induce RadioShack to use, any confidential or trade secret information or material belonging to others.

        12.        Ownership of Intellectual Property Rights.

        (a)        Except as otherwise provided in Section 12(f) of this Agreement, Roberts hereby assigns, transfers, and conveys to RadioShack his entire right, title and interest in the United States and all foreign countries in any and all Intellectual Property (as defined below) which he has made or conceived or may make or conceive, related to the business of RadioShack or its affiliates or within the scope of his services under this Agreement, whether as a sole inventor or originator or as a joint inventor or originator with another or others, during the Term. Roberts acknowledges that any copyrights included in Intellectual Property made by him within the scope of his services under this Agreement belong to RadioShack by operation of law. “Intellectual Property” is information of a technical or a business nature, such as ideas, discoveries, inventions, improvements, trade secrets, know-how, machines, manufacturing processes, product designs, formulae, theses, books, computer programs, drawings, lectures, illustrations, photographs, writings and other works of authorship, customer lists, sales, profits, financial figures, marketing plans, business methods and the like.

        (b)        There are no ideas, designs, inventions, improvements, discoveries and developments (“Inventions”), patented or not, which Roberts made before the execution of this Agreement and that are excluded from the operation of this Agreement.

        (c)        During and after the Term, at the request and expense of RadioShack or its nominees, and for no remuneration except that due Roberts pursuant to this Agreement, but at no expense to Roberts, Roberts shall execute, acknowledge, make and deliver to RadioShack, its nominees, agents or attorneys any and all documents which in the judgment of RadioShack, its nominees, agents or attorneys may be necessary or desirable to invest in or secure or maintain for the benefit of RadioShack adequate patent and other property rights in the United States and all foreign countries with respect to any Intellectual Property owned by or assigned to RadioShack under this Agreement, including (1) United States and foreign patent and copyright applications; (2) applications for securing, protecting or registering any property rights owned by or assigned to RadioShack under this Agreement and (3) other documents needed to obtain, secure, protect and register any property rights owned by or assigned to RadioShack under this Agreement. Roberts shall assist RadioShack, its nominees, agents or attorneys by furnishing evidence in his possession or under his control for the purpose of obtaining or enforcing such rights.

        (d)        Roberts shall disclose promptly to RadioShack, its nominees, agents or attorneys any and all Intellectual Property (1) owned by or assigned to RadioShack under the provisions of Section 12(a) of this Agreement or (2) in which any time, equipment, supply, facility or information of RadioShack was used, when made or conceived, in whole or in part, by Roberts. Roberts shall make and maintain adequate and current records thereof.

        (e)        Except as otherwise provided in Section 12(f) of this Agreement, any and all Inventions made or conceived by Roberts within one year after the Term shall be owned by or assigned to RadioShack under the provisions of Section 12(a) of this Agreement, unless proven by Roberts to have been made or conceived after the Term.

        (f)        The provisions of this Section 12 reserve to Roberts rights in certain Intellectual Property. No provision of Section 12 is intended to require assignment of any rights in any Intellectual Property (1) made or conceived outside the scope of Roberts’ services under the Agreement, and (2) developed entirely on Roberts own time, and (3) for which no equipment, supplies, facility or information of RadioShack was used, and (4) not resulting from any services performed for RadioShack. Roberts may have other rights under state laws which vary from state to state.

        13.        Non-competition.  Roberts shall comply with Section 5.5(a) of the RadioShack Corporation Officers Deferred Compensation Plan, as it may be amended from time to time, which section is incorporated by reference into this Section 13; provided, however, that for purposes of this Agreement the period of his compliance with Section 5.5(a) shall be during the Term instead of during the period set forth in Section 5.5(a)

        14.        Return of Property.  Before the end of the Term, Roberts shall return all equipment and property in his possession that belongs to RadioShack, including all files and programs stored electronically or otherwise that relate or refer to RadioShack, and all original and copies of documents, notes, memoranda or any other written materials that relate or refer to RadioShack, including material that constitutes Confidential Information, other than information or documents relating to Roberts’ RadioShack compensation or benefit plans or programs in which he participates or participated.

        15.        RadioShack’s Default in Payment.  Should RadioShack default in timely payment on the due date of any payment or amount due under this Agreement, Roberts shall give written notice of such default to the person specified in or pursuant to this Agreement to receive notice on behalf of RadioShack. RadioShack shall have ten calendar days after the receipt of such a notice of default to cure any payment default.

        16.        Breach of this Agreement.  If a court of competent jurisdiction determines that either party has breached or failed to perform any part of this Agreement, the parties agree that the non-breaching party shall be entitled to injunctive relief to enforce this Agreement and that the breaching party shall be responsible for paying the non-breaching party’s costs and attorneys’ fees incurred in enforcing this Agreement.

        17.        Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

        18.        Ambiguities in this Agreement.  The parties acknowledge that this Agreement has been drafted, prepared, negotiated and agreed to jointly, with advice of each party’s respective counsel, and to the extent that any ambiguity should appear, now or at any time in the future, latent or apparent, such ambiguity shall not be resolved or construed against either party.

        19.        Confidentiality.  Except as required by law or the New York Stock Exchange, each of the parties agrees to keep confidential the specific terms of this Agreement, and shall not disclose the terms of this Agreement to any person except Roberts’ wife and the financial, tax and legal advisors of Roberts and RadioShack (and the Board of Directors of RadioShack). This Agreement may be disclosed in, or filed as an exhibit to, any filing required under any securities laws or the New York Stock Exchange listing standards to be made by RadioShack.

        20.        Notices.  All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth:

        If to Roberts, to his current residence address maintained in RadioShack’s records.

        With copy to:

Allan Howeth Cantey & Hanger, L.L.P. Burnett Plaza, Suite 2100 801 Cherry Street, Unit # 2 Fort Worth, Texas 76102-6881

        If to RadioShack:

RadioShack Corporation Mail Stop CF4-101 300 RadioShack Circle Fort Worth, Texas 76102 Attention: Senior Vice President - Chief Legal Officer and Corporate Secretary

Any party may send any notice or other communication hereunder to the intended recipient at the address set forth using any other means (including personal delivery, expedited courier, messenger services, telecopy (sent to RadioShack at 817-415-6593), ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner set forth herein.

        21.        Counterpart Agreements.  This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.

        22.        Choice of Law.  This Agreement shall be deemed performable by all parties in, and venue shall be in the state or federal courts located in, Tarrant County, Texas, and the construction and enforcement of this Agreement shall be governed by Texas law without regard to its conflict of laws rules.

        23.        Entire Agreement.  This Agreement sets forth the entire agreement between the parties, and, except as otherwise provided herein, fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to the subject matter of this Agreement.

        24.        Binding Effect of Agreement.  This Agreement shall be binding upon Roberts, RadioShack and their heirs, administrators, representatives, executors, successors and permitted assigns.

        25.        Code Section 409A Compliance.  Notwithstanding any other provisions of this Agreement to the contrary, the parties agree that they will in good faith amend this Agreement in any manner reasonably necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the parties further agree that any provision in this Agreement that shall violate the requirements of Section 409A shall be of no force and effect after such amendment.

[Signature Page to Follow]

        The parties have duly executed this Agreement as of the date first written above.

RADIOSHACK CORPORATION

/s/ Claire H. Babrowski
By: Claire H. Babrowski
Title: President, Chief Operating Officer and
Acting Chief Executive Officer

/s/ Leonard H. Roberts
LEONARD H. ROBERTS

Exhibit 10.2

RADIOSHACK CORPORATION
AMENDED AND RESTATED TERMINATION PROTECTION PLAN

“LEVEL I”

        WHEREAS, the “Board” of the “Company” (as those terms are hereinafter defined) recognizes that the possibility of a future “Change in Control” (as hereinafter defined) exists and that the threat or occurrence of a Change in Control could result in significant distractions to its employees because of the uncertainties inherent in such a situation; and

        WHEREAS, the Board has determined that it is essential and in the best interest of the Company, its stockholders and the Employer to retain the services of certain of its employees in the event of a threat or the occurrence of a Change in Control of the Company and to ensure their continued dedication and efforts in such event without undue concern for their employment and personal financial security.

        NOW, THEREFORE, in order to fulfill these purposes, the following is hereby adopted.

ARTICLE I

ESTABLISHMENT OF PLAN

         1.1        As of the Effective Date, the Company hereby amends and restates the RadioShack Corporation Termination Protection Plan Level I in its entirety as set forth in this document.

ARTICLE II

DEFINITIONS

        As used herein the following words and phrases shall have the following respective meanings for purposes of the Plan unless the context clearly indicates otherwise.

         2.1       Accrued Compensation. “Accrued Compensation” shall mean an amount which shall include all amounts earned or accrued through the “Termination Date” (as hereinafter defined) but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the “Participant” (as hereinafter defined) on behalf of the Employer during the period ending on the Termination Date in accordance with the Employer’s business expense reimbursement policies, (iii) vacation pay as required by law, and (iv) bonuses and incentive compensation (other than the “Pro Rata Bonus” (as hereinafter defined)).

         2.2       Base Amount. “Base Amount” shall mean the greater of the Participant’s annual base salary (a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the ninety (90) day period prior to the Change in Control, and shall include all amounts of the Participant’s base salary that are deferred under the Employer’s qualified and non-qualified employee benefit plans.

         2.3       Benefits Amount. “Benefits Amount” shall mean an amount equal to thirty percent (30%) of the Participant’s Base Amount.

         2.4       Board. “Board”shall mean the Board of Directors of the Company.

         2.5       Bonus Amount. “Bonus Amount” shall mean the highest annual bonus paid or payable to the Participant for any fiscal year in respect of the three (3) full fiscal years ended prior to the Change in Control.

         2.6       Business Day. “Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in Fort Worth, Texas are authorized or required by applicable law to close.

         2.7       Cause. The Participant’s Employer may terminate the Participant’s employment for “Cause” if the Participant (a) has been convicted of a felony, (b) failed substantially to perform his or her reasonably assigned duties with his or her Employer (other than a failure resulting from his or her incapacity due to physical or mental illness), or (c) has intentionally engaged in conduct which is demonstrably and materially injurious to the Company and/or Employer. No act, or failure to act, on the Participant’s part, shall be considered “intentional” unless the Participant has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Participant’s action or failure to act was in the best interest of the Company and/or Employer.

         2.8       Change in Control. “Change in Control” shall mean the occurrence during the “Term” (as hereinafter defined) of any of the following events:

                     (a)        An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

        A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                      (b)        The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                     (c)        The consummation of:

(1) A merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued, unless

                       (i)        the stockholders of the Company, immediately before such merger, consolidation, reorganization or other business combination, own directly or indirectly immediately following such merger, consolidation, reorganization or other business combination, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation, reorganization or other business combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization or other business combination,

                        (ii)        the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, or

                       (iii)        no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, reorganization or other business combination was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities, and

(iv) A transaction described in clauses (i) through (iii) shall herein be referred to as a “Non-Control Transaction.”

(2) A complete liquidation or dissolution of the Company; or

                          (3)        The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (i) any such sale or disposition that results in at least fifty percent (50%) of the Company’s assets being owned by one or more subsidiaries or (ii) a distribution to the Company’s stockholders of the stock of a subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities (X) as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subsection (X)) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (Y) and such Subject Person (1) within fourteen (14) Business Days (or such greater period of time as may be determined by action of the Board) after such Subject Person would otherwise have caused a Change in Control (but for the operation of this clause (Y)), such Subject Person notifies the Board that such Subject Person did so inadvertently, and (2) within seven (7) Business Days after such notification (or such greater period of time as may be determined by action of the Board), such Subject Person divests itself of a sufficient number of Voting Securities so that such Subject Person is no longer the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities.

                     (d)        Notwithstanding anything contained in the Plan to the contrary, if the Participant’s employment is terminated during the Term but within one (1) year prior to a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “Third Party”) or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of the Plan, the date of a Change in Control with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.

         2.9        “Code” means the Internal Revenue Code of 1986, as amended.

         2.10        Company. “Company” shall mean RadioShack Corporation and shall include its "Successors and Assigns" (as hereinafter defined).

         2.11        Disability. “Disability” shall mean a physical or mental infirmity which impairs the Participant's ability to substantially perform his or her duties with his or her Employer for a period of one hundred eighty (180) consecutive days and the Participant has not returned to his or her full time employment prior to the Termination Date as stated in the “Notice of Termination” (as hereinafter defined).

         2.12        Effective Date. “Effective Date” shall be May 18, 2006.

         2.13       Eligible Emp1oyee. “Eligible Employee” shall mean any officer of the Company on the day on which the Change in Control of the Company occurs, other than those officers who are parties to a Termination Protection Agreement with the Company or any Subsidiary.

         2.14        Employer. “Employer” shall mean the Company or its divisions or its “Subsidiaries” (as hereinafter defined) with whom the Eligible Employee is employed.

         2.15        Good Reason. “Good Reason” shall mean the occurrence after a Change in Control of any of the events or conditions described in Subsections (i) and (ii) hereof:

                       (i)        the failure by the Employer to (A) comply with the provisions of Section 4.2(a) or (B) pay or provide compensation or benefits pursuant to the terms of Section 4.3, in either case, within fifteen (15) days of the date notice of such failure is given to the Employer; and

                       (ii)        the failure of the Company and/or the Employer to obtain an agreement from any Successor or Assign of the Company, to assume and agree to perform the Plan, as contemplated in Section 9.1 hereof, within thirty (30) days after the Change in Control.

Any event or condition described in this Section 2.15(i) and (ii) which occurs during the Term but within one (1) year prior to a Change in Control but which the Participant reasonably demonstrates (A) was at the request of a Third Party or (B) otherwise arose in connection with or in anticipation of a Change in Control which actually occurs, shall constitute Good Reason for purposes of the Plan notwithstanding that it occurred prior to the Change in Control.

        2.16         Notice of Termination. Following a Change in Control, “Notice of Termination” shall mean a notice of termination of the Participant’s employment from the Employer which indicates the specific termination provision in the Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated.

        2.17        Participant. “Participant” shall mean an Eligible Employee who satisfies the requirements of Section 3.1 and who has not ceased to be a Participant pursuant to Section 3.2.

        2.18        Payroll Date. “Payroll Date” shall mean each regularly scheduled date during Participant’s employment on which base salary payments are made and after a Termination Date, each regularly scheduled date on which such payments would be made if employment continued.

        2.19        Plan. “Plan” shall mean the RadioShack Corporation Amended and Restated Termination Protection Plan Level I.

        2.20        Pro-Rata Bonus. “Pro-Rata Bonus” shall mean the Bonus Amount multiplied by a fraction, the numerator of which is the number of days in the Company’s fiscal year through and including the Participant’s Termination Date and the denominator of which is 365.

        2.21        Subsidiary or Subsidiaries. “Subsidiary” or “Subsidiaries” shall mean any corporation in which the Company owns, directly or indirectly, 50% or more of the total voting power of the corporation’s outstanding voting securities and any other corporation designated by the Board as a Subsidiary.

        2.22        Successors and Assigns. “Successors and Assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including the Plan) whether by operation of law or otherwise.

        2.22        Term. “Term” shall mean the period of time the Plan remains effective as provided in Section 10.1.

        2.24        Termination Date. “Termination Date” shall mean in the case of the Participant’s death, his or her date of death, in the case of Good Reason, his or her last day of employment and in all other cases, the date specified in the Notice of Termination; provided, however, if the Participant’s employment is terminated by the Employer for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Participant; provided, further, however, that in the case of Disability the Participant shall not have returned to the full-time performance of his or her duties during such period of at least 30 days.

        2.25        Vested Benefits. “Vested Benefits” shall mean any base salary or prior year’s bonus or incentive compensation earned but unpaid prior to the Termination Date (other than as a result of deferral made at the Participant’s election) and any amounts which are or become vested or which the Participant is otherwise entitled to under the terms of any plan, policy, practice or program of, or any contract or agreement with, the Company or any Subsidiary, at or subsequent to the Termination Date without regard to the performance of further services by the Participant or the resolution of a contingency; provided that the Plan shall in no event be deemed to modify, alter or amend the terms of any such plan, policy, practice or program of, or any contract or agreement with, the Company or any Subsidiary.

ARTICLE III

ELIGIBILITY

        3.1        Participation. Each employee shall become a Participant in the Plan immediately upon becoming an Eligible Employee.

        3.2        Duration of Participation. A Participant shall cease to be a Participant in the Plan if he or she ceases to be an Eligible Employee of the Employer at any time prior to a Change in Control. A Participant entitled to receive any amounts set forth in this Plan shall remain a Participant in the Plan until all amounts he or she is entitled to have been paid to him or her.

ARTICLE IV

TERMS OF EMPLOYMENT

        4.1        Employment Period. The Employer agrees to continue the Participant in its employ, subject to the terms and conditions of this Plan, for the period commencing on the first date on which a Change in Control occurs during the Term (the “Change in Control Date”) and ending on the second anniversary of such date (the “Employment Period”).

         4.2       Position and Duties.

                      (a)        During the Employment Period, (A) the Participant’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be commensurate in all material respects with those held, exercised and assigned immediately preceding the Change in Control Date (or, if changed at the request of the third party initiating the Change in Control, then the position, authority, duties and responsibilities in effect immediately prior to such change) and (B) the Participant’s services shall be performed at the location where the Participant was employed preceding the Change in Control Date or any office or location within a twenty mile radius of such location, except for reasonably required travel on the Employer’s business which is not materially greater than such travel requirements prior to the Change in Control.

                      (b)        During the Employment Period, and excluding any periods of vacation and sick leave to which the Participant is entitled, the Participant shall devote reasonable attention and time during normal business hours to the business and affairs of the Employer and to discharge the responsibilities assigned to the Participant. During the Employment Period, Participant may (A) serve on civic or charitable boards or committees of not-for-profit or similar organizations, (B) teach, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Participant’s responsibilities as an employee of the Employer. To the extent that any such activities have been conducted by the Participant prior to the Change in Control Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Change in Control Date shall not thereafter be deemed to interfere with the performance of the Participant’s responsibilities to the Employer.

         4.3       Compensation.

                      (a)        Base Salary. During the Employment Period, the Participant shall receive an annual base salary (“Annual Base Salary”), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Participant by the Employer and its affiliated companies in respect of the ninety (90) day period immediately preceding the Change in Control Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than twelve months after the last salary increase awarded to the Participant prior to the Change in Control Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Participant under the Plan. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in the Plan shall refer to Annual Base Salary as so increased. As used in this Agreement, the term “affiliated companies” shall include any company controlled by, controlling or under common control with the Employer.

                      (b)        Annual Bonus. In addition to Annual Base Salary, the Participant shall be entitled to participate, with respect to each fiscal year ending during the Employment Period, in the Employer’s annual bonus plan, under terms (including measures of performance, targets and payout potential) at least as favorable as the terms under such bonus plan as in effect immediately prior to the Change in Control Date (or, if changed at the request of the third party initiating the Change in Control, then the annual bonus plan in effect immediately prior to such change) (the “Annual Bonus”). Each such Annual Bonus shall be paid within forty-five (45) days following the end of the fiscal year for which the Annual Bonus is awarded, unless the Participant shall elect to defer the receipt of such Annual Bonus.

                      (c)        Incentive, Savings and Retirement Plans. During the Employment Period, the Participant shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Employer and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Participant with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities or retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Employer and its affiliated companies for the Participant under such plans, practices, policies and programs as in effect on the Change in Control Date (or, if changed at the request of the third party initiating the Change in Control, then such plans, practices, policies and programs as in effect immediately prior to such change) or if more favorable to the Participant, those provided generally during the two year Employment Period following the Change in Control Date to other peer executives of the Company and its affiliated companies.

                      (d)        Stock Options and Other Equity Grants. During each year of the Employment Period, the Participant shall receive either (A) stock option grants pursuant to the Company’s 1997 Incentive Stock Plan, the 1999 Incentive Stock Plan or the 2001 Incentive Stock Plan (or any successor plan) for each fiscal year ending during the Employment Period equal to the highest number and value to those granted to Participant for the year in which the Change in Control occurs (the “Stock Option Valuation”), or (B) if such Plan or Plans do not exist, then an amount in cash equal to the Stock Option Valuation amount, which amount shall be subject to any vesting schedule and other terms and conditions applicable to such grants in the year in which the Change in Control occurred. In addition, during the Employment Period, the Participant shall receive restricted stock grants pursuant to the Company’s 1997 Incentive Stock Plan or any successor plan for each fiscal year during the Employment Period equal to the highest number and value to those granted to Participant for the year in which the Change in Control occurs (the “RSO Valuation”), or (B) if such Plan or Plans do not exist, then an amount in cash equal to the RSO Valuation amount, which amount shall be subject to any vesting schedule and other terms and conditions applicable to such grants in the year in which the Change in Control occurred.

                      (e)        Welfare Benefit Plans. During the Employment Period, the Participant and/or the Participant’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Employer and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Employer and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Participant with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Participant on the Change in Control Date (or, if changed at the request of the third party initiating the Change in Control, then such plans, practices, policies and programs as in effect immediately prior to such change) or, if more favorable to the Participant, those provided generally at any time after the Change in Control Date to other peer executives of the Company and its affiliated companies.

                      (f)        Expenses. During the Employment Period, the Participant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Participant in accordance with the most favorable policies, practices and procedures of the Employer and its affiliated companies in effect for the Participant on the Change in Control Date (or, if changed at the request of the third party initiating the Change in Control, then such policies, practices and procedures as in effect immediately prior to such change) or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                      (g)        Fringe Benefits. During the Employment Period, the Participant shall be entitled to fringe benefits, or cash payments in lieu of such fringe benefits, in accordance with the most favorable plans, practices, programs and policies of the Employer and its affiliated companies in effect for the Participant on the Change in Control Date (or, if changed at the request of the third party initiating the Change in Control, then such plans, practices, programs and policies as in effect immediately prior to such change) or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

                      (h)        Office and Support Staff. During the Employment Period, the Participant shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Participant by the Employer and its affiliated companies on the Change in Control Date (or, if changed at the request of the third party initiating the Change in Control, then such office(s), furnishing, other appointments and assistance as in effect immediately prior to such change) or, if more favorable to the Participant, as provided generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

                      (i)        Vacation. During the Employment Period, the Participant shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Employer and its affiliated companies as in effect for the Participant on the Change in Control Date (or, if changed at the request of the third party initiating the Change in Control, then such plans, practices, programs and policies as in effect immediately prior to such change) or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

                      (j)        Indemnification. The Employer shall indemnify the Participant and hold the Participant harmless to the fullest extent permitted by applicable law and under the by-laws of the Employer against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorneys’ fees), losses, and damages resulting from the Participant’s good faith performance of the Participant’s duties and obligations with the Employer. This provision is in addition to any other rights of indemnification the Participant may have pursuant to any indemnification agreement or other agreement, if any, between the Participant and the Employer.

ARTICLE V

TERMINATION BENEFITS

        5.1        Payment of Accrued Compensation. In the event that a Participant’s employment with his or her Employer is terminated following a Change in Control during the Term (a) by reason of the Participant’s death, (b) by his or her Employer for Cause or Disability, or (c) by the Participant without Good Reason, the Participant shall be entitled to receive and the Company shall pay, his or her Accrued Compensation and, if such termination is other than by his or her Employer for Cause, a Pro Rata Bonus.

        5.2        Payment in Event of Certain Terminations of Employment. In the event that a Participant’s employment with his or her Employer is terminated following a Change in Control during the Term by the Participant or by his or her Employer for any reason other than as specified in Section 5.1, the Participant shall be entitled to receive under the Plan, a cash payment equal to the sum of:

                       (a)        his or her Accrued Compensation and Pro Rata Bonus,

                       (b)        his or her Base Amount,

                       (c)        his or her Bonus Amount, and

                       (d)        his or her Benefits Amount.

The amounts provided for in this Sections 5.2 shall be paid in a single lump sum cash payment within five (5) days after the Participant’s Termination Date (or earlier, if required by applicable law or later if required by Code Section 409A).

        5.3        Mitigation. The Participant shall not be required to mitigate the amount of any payment provided for in the Plan by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Participant in any subsequent employment.

        5.4        Termination Pay. The payments and benefits provided for in Section 5.2(a), (b), (c) and (d) shall reduce the amount of any cash severance or termination pay payable to the Participant under any other Employer severance or termination plan, program, policy or practice.

        5.5        Vested Benefits. In the event that a Participant’s employment with his or her Employer is terminated following a Change in Control during the Term by the Participant or by his or her Employer, the Employer shall pay all Vested Benefits to a Participant no later than the second Payroll Date following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

        5.6        Insurance. The Employer shall cover the Participant under directors and officers liability insurance both during and, while potential liability exists, after the Continuation Period in the same amount and to the same extent as the Employer covers its other officers or employees.

        5.7        Conditions to Payments. Any payments or benefits made or provided pursuant to this Article V (other than Accrued Compensation) are subject to the Participant’s:

                      (a)        compliance with the provisions of Article VIII hereof;

                      (b)        delivery to the Company of an executed Agreement and General Release (the “General Release”), which shall be substantially in the form attached hereto as Exhibit A (with such changes therein or additions thereto as needed under then applicable law to give effect to its intent and purpose) within twenty-one (21) days of presentation thereof by the Company to the Participant; and

                      (c)        delivery to the Company of a resignation from all offices, directorships and fiduciary positions with the Company, its affiliates and employee benefit plans.

        Notwithstanding the due date of any post-employment payments, any amounts due following a termination under this Agreement (other than Accrued Compensation) shall not be due until after the expiration of any revocation period applicable to the General Release without the Participant having revoked such General Release, and any such amounts shall be paid to the Participant within thirty (30) days of the expiration of such revocation period without the occurrence of a revocation by the Participant (or such later date as may be required under Section 409A of the Code). Nevertheless (and regardless of whether the General Release has been executed by the Participant), upon any termination of Participant’s employment, Participant shall be entitled to receive any Accrued Compensation, payable within thirty (30) days after the date of termination or in accordance with the applicable plan, program or policy. In the event that the Participant dies before all payments pursuant to this Article V have been paid, all remaining payments shall be made to the beneficiary specifically designated by the Participant in writing prior to his death, or, if no such beneficiary was designated (or the Employer is unable in good faith to determine the beneficiary designated), to his or her personal representative or estate.

ARTICLE VI

TERMINATION OF EMPLOYMENT

        6.1        Notice of Termination Required. Following a Change in Control, any purported termination of the Participant’s employment by the Employer shall be communicated by Notice of Termination to the Participant. For purposes of the Plan, no such purported termination shall be effective without such Notice of Termination.

ARTICLE VII

LIMITATION ON PAYMENTS BY THE COMPANY

      7.1        Excise Tax Limitation.

                  (a)        Notwithstanding anything contained in the Plan to the contrary, to the extent that the payments and benefits provided under the Plan and benefits provided to, or for the benefit of, the Participant under any other Employer plan or agreement (such payments or benefits are collectively referred to as the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Payments would result in the Participant retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Participant received all of the Payments (such reduced amount is hereinafter referred to as the “Limited Payment Amount”). Unless the Participant shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the “Determination” (as hereinafter defined). Any notice given by the Participant pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Participant’s rights and entitlements to any benefits or compensation.

                  (b)        An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to the Plan and the amount of such Limited Payment Amount shall be made by an accounting firm at the Company’s expense selected by the Company which is designated as one of the five (5) largest accounting firms in the United States (the “Accounting Firm”). The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and the Participant within five (5) days of the Termination Date if applicable, or such other time as requested by the Company or by the Participant (provided the Participant reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Participant with respect to a Payment or Payments, it shall furnish the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Participant, the Participant shall have the right to dispute the Determination (the “Dispute”). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Participant subject to the application of Paragraph 7.1(c) below.

                  (c)        As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Participant either have been made or will not be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 7.1(a) (hereinafter referred to as an “Excess Payment” or “Underpayment”, respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Participant made on the date the Participant received the Excess Payment and the Participant shall repay the Excess Payment to the Company on demand (but not less than ten (10) days after written notice is received by the Participant) together with interest on the Excess Payment at the “Applicable Federal Rate” (as defined in Section 1274(d) of the Code) from the date of the Participant’s receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Participant’s satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Participant within ten (10) days of such determination or resolution together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Participant until the date of payment.

ARTICLE VIII

PARTICIPANT COVENANTS

        8.1        Confidentiality and Nonsolicitation Agreement. As a condition to receiving the right to participate in the Plan and any benefits hereunder, each Participant shall enter into and comply with a Confidentiality and Nonsolicitation Agreement with the Company, substantially in the form of Exhibit B hereto.

ARTICLE IX

SUCCESSORS AND ASSIGNS

        9.1        Successors and Assigns.

                    (a)        The Plan shall be binding upon and shall inure to the benefit of the Company and the Employer. The Company and the Employer shall require any Successor or Assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Company and/or the Employer would be required to perform it if no such succession or assignment had taken place.

                    (b)        Neither the Plan nor any right or interest hereunder shall be assignable or transferable by the Participant, his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution; provided, however, that the Plan shall inure to the benefit of and be enforceable by the Participant’s legal personal representative.

        9.2        Sale of Business or Assets. Notwithstanding anything contained in the Plan to the contrary, if a Participant’s employment with his or her Employer is terminated in connection with the sale, divestiture or other disposition of any Subsidiary or division of the Company (or part thereof) such termination shall not be a termination of employment of the Participant for purposes of the Plan and the Participant shall not be entitled to benefits from the Company under the Plan as a result of such sale, divestiture, or other disposition, or as a result of any subsequent termination of employment, provided that (a) the Participant is offered employment by the purchaser or acquiror of such Subsidiary or division (or part thereof) and (b) the Company obtains an agreement from such purchaser or acquiror to perform the Company’s and/or Employer’s obligations under the Plan, in the same manner, and to the same extent that the Company and/or the Employer would be required to perform if no such purchase or acquisition had taken place. In such circumstances, the purchaser or acquiror shall be solely responsible for providing any benefits payable under the Plan to any such Participant.

ARTICLE X

TERM, AMENDMENT AND PLAN TERMINATION

        10.1        Term. The Plan shall continue in effect for a period of two (2) years commencing on the Effective Date and shall be automatically extended for one (1) year on the first anniversary of the Effective Date and on each anniversary of the Effective Date thereafter unless the Company shall have delivered a written notice to each Participant at least ninety (90) days prior to any extension that the Plan shall not be so extended; provided, however, that if a Change in Control occurs while the Plan is in effect, the Plan shall not end prior to the expiration of two (2) years following the Change in Control.

        10.2        Amendment and Termination. Subject to Section 10.1, the Plan may be terminated or amended in any respect by resolution adopted by two-thirds (2/3) of the members of the Incumbent Board; provided, however, that no such amendment or termination of the Plan during the Term may be made (a) at the request of a Third Party, or (b) otherwise in connection with, or in anticipation of, a Change in Control; and provided, further, however, that the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever following a Change in Control.

        10.3        Form of Amendment. The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board in accordance with Section 10.2.

ARTICLE XI

MISCELLANEOUS

        11.1        Contractual Right. Upon and after a Change in Control, each Participant shall have a fully vested, non-forfeitable contractual right, enforceable against the Company, to the benefits provided for under Sections 5.1, 5.2, 5.6 and 5.7 of the Plan upon satisfaction of the applicable conditions specified in those Sections.

        11.2        Employment Status. Prior to a Change in Control, each Eligible Employee shall continue in his or her status as an employee-at-will and the Plan does not constitute a contract of employment or impose on the Employer any obligation to (a) retain the Participant, (b) make any payments upon termination of employment, (c) change the status of the Participant’s employment or (d) change any employment policies of the Employer.

        11.3        Notice. For the purposes of the Plan, notices and all other communications provided for in the Plan (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company and/or the Employer shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

        11.4        Non-exclusivity of Rights. Except as provided in Section 5.4, nothing in the Plan shall prevent or limit the Participant’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and/or the Employer for which the Participant may qualify, nor shall anything herein limit or reduce such rights as the Participant may have under any other agreements with the Company and/or the Employer. Amounts which are Vested Benefits or which the Participant is otherwise entitled to receive under any plan or program of the Company and/or the Employer shall be payable in accordance with such plan or program, except as explicitly modified by the Plan. No additional compensation provided under any benefit or compensation plans to the Participant shall be deemed to modify or otherwise affect the terms of the Plan or any of the Participant’s entitlements hereunder.

        11.5        Settlement of Claims. The Company’s obligation to make the payments provided for in the Plan and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company and/or Employer may have against the Participant or others.

        11.6        Trust. All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company; provided, however, notwithstanding anything contained in the Plan to the contrary, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

        11.7        Waiver or Discharge. No provision of the Plan may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the Participant, the Employer and the Company. No waiver by either the Company, the Employer or any Participant at any time of any breach by either the Company, the Employer or any Participant of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        11.8        Governing Law. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THE PLAN SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF; PROVIDED, HOWEVER, THAT IN ANY ACTION INVOLVING A PARTICIPANT, THE COMPANY AND/OR THE EMPLOYER WITH RESPECT TO ANY CLAIM OR ASSERTION THAT THE PARTICIPANT’S EMPLOYMENT WAS PROPERLY TERMINATED FOR CAUSE, THE COMPANY AND/OR THE EMPLOYER HAS THE BURDEN OF PROVING THAT THE PARTICIPANT’S EMPLOYMENT WAS PROPERLY TERMINATED FOR CAUSE.

        11.9        Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11.10        Legal Fees. Following a Change in Control, the Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Participant as they become due as a result of (a) the Participant’s termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), or (b) the Participant’s seeking to obtain or enforce any right or benefit provided by the Plan (including any such fees and expenses incurred in connection with the Dispute) or by any other plan or arrangement maintained by the Company and/or Employer under which the Participant is or may be entitled to receive benefits; provided however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Participant’s termination of employment under circumstances described in Section 2.8(d)) occurred on or after a Change in Control; provided, further, however, in the event an arbitrator finally determines that the claim by the Participant for which legal fees were incurred and paid by the Company pursuant to this Section 11.10 was frivolous, the Company shall be reimbursed by the Participant for any legal fees paid under this Section 11.10 in respect of such frivolous claim.

        11.11        Forum. Any suit brought under the Plan shall be brought in the appropriate state or federal court for Tarrant County, Texas.

        11.12        Withholding. The Company may withhold from any amounts payable under the Plan such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        11.13        Code Section 409A. It is intended that the Plan and the Board’s exercise of authority or discretion hereunder shall comply with the provisions of Code Section 409A and the treasury regulations relating thereto so as not to subject a Participant to the payment of interest and tax penalty which may be imposed under Code Section 409A. In furtherance of this interest, to the extent that any regulations or other guidance issued under Code Section 409A after the Effective Date would result in a Participant being subject to payment of interest and tax penalty under Code Section 409A, the Board may amend the Plan, including with respect to the timing of payment of benefits, in order to avoid the application of Code Section 409A.

Exhibit 10.3

RADIOSHACK CORPORATION

OFFICERS’ SEVERANCE PROGRAM

         1.        PURPOSE OF PROGRAM. The purpose of the RadioShack Corporation Officers’ Severance Program (the “Program”) is to retain well-qualified individuals as officers of RadioShack Corporation and/or its Subsidiaries, and to provide a benefit to each such individual if his/her employment is terminated prior to the third anniversary of the Effective Date (as defined below), under qualifying circumstances. The Program is intended to qualify as a “top-hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in that it is intended to be an “employee benefit plan” (as such term is defined under Section 3(3) of ERISA) which is unfunded and provides benefits only to a select group of management or highly compensated employees of the Company and/or its Subsidiaries.

         2.        DEFINITIONS. The following terms shall have the following meanings unless the context indicates otherwise:

                    (a)        “Applicable Benefits Schedule” with respect to a Participant shall mean the Benefits Schedule applicable to the Participant based on his or her position with the Company and/or its Subsidiaries.

                    (b)        “Beneficiary” shall mean a beneficiary designated in writing by a Participant to receive Severance Benefits which have become payable at the time of Participant’s death, and if no beneficiary is designated by the Participant, then the Participant’s estate shall be deemed to be the Participant’s designated Beneficiary.

                    (c)        “Benefits Schedule” shall mean a separate Benefits Schedule, if any, adopted as part of the Program, which Schedule sets forth certain provisions relating to the determination of eligibility for and/or the amount of Severance Benefits payable under the Program.

                    (d)        “Board” shall mean the Board of Directors of the Company.

                    (e)        “Cause” means (i) the Participant is convicted of a felony or of any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or (ii) a reasonable determination by the Committee that, (A) the Participant has willfully and continuously failed to perform his/her duties (other than such failure resulting from incapacity due to physical or mental illness), after a written demand for corrected performance is delivered to the Participant which specifically identifies the manner(s) in which the Participant has not performed his/her duties, (B) the Participant has engaged in illegal conduct, an act of dishonesty, moral turpitude, dishonesty, fraud, theft, financial impropriety or gross misconduct injurious to the Company, or (C) the Participant has violated a material provision of the Company’s Code of Ethics, Financial Code of Ethics, or Participant’s fiduciary duty to the Company.

                    (f)        “Code” means the Internal Revenue Code of 1986, as amended.

                    (g)        “Committee” shall mean (i) the Board or (ii) a committee or subcommittee of the Board as from time to time appointed by the Board from among its members. The initial Committee shall be the Board’s Management Development and Compensation Committee. In the absence of an appointed Committee, the Board shall function as the Committee under the Program.

                    (h)        “Company” shall mean RadioShack Corporation, a Delaware corporation, including any successor entity or any successor to the assets or business of the Company. Where the context requires, references to “Company” shall also mean a Subsidiary or Subsidiaries which employs a Participant.

                    (i)        “CIC Agreement” shall include any termination protection agreement entered into by the Company and a Participant and the Company’s Termination Protection Plans – Level I by which a Participant may be covered.

                    (j)        “Effective Date” shall mean May 18, 2006.

                    (k)        “ERISA” shall have the meaning ascribed to such term in Section 1.

                    (l)        “General Release” shall have the meaning ascribed to such term in Section 12(l).

                    (m)        “Good Reason” shall have the meaning ascribed to such term in a Participant’s Applicable Benefits Schedule if said schedule contains a definition of, and thus a right to terminate for, Good Reason.

                    (n)        “Participant(s)” shall have the meaning set forth in Section 3.

                    (o)        “Payroll Date” shall mean each regularly scheduled date during Participant’s employment on which base salary payments are made and after a Termination Date, each regularly scheduled date on which such payments would be made if employment continued.

                    (p)        “Program” shall have the meaning ascribed to such term in Section 1.

                    (q)        “Qualifying Termination” shall mean (i) termination by the Company of the employment of the Participant with the Company and all of its Subsidiaries for any reason other than death, disability or Cause, or (ii) resignation of the Participant for Good Reason if such Participant’s Applicable Benefits Schedule contains a right to terminate for Good Reason.

                    (r)        “Reference Base Salary” with respect to a Participant means the annual base salary of such Participant as in effect immediately prior to the Termination Date (determined without regard to any reduction which would constitute a basis for a Participant’s resignation for Good Reason, if such Participant’s Applicable Benefits Schedule contains such a right to terminate for Good Reason).

                    (s)        “Retention Period” shall mean the period beginning on the Effective Date and ending on the third anniversary of the Effective Date.

                    (t)        “Severance Benefits” shall mean the compensation and benefits provided to a Terminated Participant pursuant to Sections 5 and 6 of the Program.

                    (u)        “Severance Period” shall mean the number of months a specific Terminated Participant is entitled to receive Severance Benefits, which period shall be expressly provided for by the Committee with respect to the Participant’s participation herein and set forth on the Applicable Benefits Schedule.

                    (v)        “Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than fifty percent (50%) of the “voting stock” (meaning the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation) or any other business entity in which the Company directly or indirectly has an ownership interest of more than fifty percent (50%).

                    (w)        “Terminated Participant” shall mean a Participant whose employment with the Company and/or a Subsidiary has been terminated under circumstances constituting a Qualifying Termination as described in Section 5 below.

                    (x)        “Termination Date” shall mean the date a Terminated Participant’s employment with the Company and/or a Subsidiary is terminated as described in Section 5 below.

                    (y)        “Vested Benefits” shall mean any base salary or prior year’s bonus or incentive compensation earned but unpaid prior to the Termination Date (other than as a result of deferral made at the Participant’s election) and any amounts which are or become vested or which the Participant is otherwise entitled to under the terms of any plan, policy, practice or program of, or any contract or agreement with, the Company or any Subsidiary, at or subsequent to the Termination Date without regard to the performance of further services by the Participant or the resolution of a contingency; provided that the Program shall in no event be deemed to modify, alter or amend the terms of any such plan, policy, practice or program of, or any contract or agreement with, the Company or any Subsidiary.

         3.        PARTICIPATION. All executive officers, senior officers, vice presidents, Assistant Secretaries and Assistant Treasurers of the Company and the president of each Subsidiary (collectively, the “Participants”) shall participate in the Program. Benefits Schedule I shall apply only to the Chief Executive Officer of the Company. Benefits Schedule II shall apply only to the executive officers of the Company (other than the Chief Executive Officer of the Company). Benefits Schedule III shall apply only to the senior officers of the Company. Benefits Schedule IV shall apply to the vice presidents, Assistant Secretaries and Assistant Treasurers of the Company and the presidents of the Company’s Subsidiaries.

         4.       ADMINISTRATION.

                  (a)        Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Program in accordance with its terms.

                  (b)        Authority of the Committee. The Committee shall have the maximum discretionary authority permitted by law that may be necessary to enable it to discharge its responsibilities with respect to the Program, including but not limited to the following:

(i) to determine eligibility for participation in the Program;

                       (ii)        to establish the terms and provisions of, and to adopt as part of the Program, one or more Benefits Schedules setting forth, among other things, the Severance Period and such other terms and provisions as the Committee shall determine;

(iii) to calculate a Participant’s Severance Benefits;

                        (iv)        to correct any defect, supply any omission, or reconcile any inconsistency in the Program in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(v) to issue administrative guidelines as an aid to administer the Program and make changes in such guidelines as it from time to time deems proper;

(vi) to make rules for carrying out and administering the Program and make changes in such rules as it from time to time deems proper;

(vii) to the extent permitted under the Program, grant waivers of Program terms, conditions, restrictions, and limitations;

                        (viii)        to construe and interpret the Program and make reasonable determinations as to a Participant’s eligibility for benefits under the Program, including determinations as to Qualifying Termination and disability; and

(ix) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Program.

                  (c)        Action by the Committee. Except as may otherwise be required or permitted under an applicable charter, the Committee may (i) act only by a majority of its members (provided that any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee), and (ii) may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

                  (d)        Delegation of Authority. The Committee may delegate administrative duties to one or more of its members, or to one or more agents, as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Program. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Program and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Program, as determined by the Committee.

                  (e)        Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee or by its delegates shall be binding and conclusive to the maximum extent permitted by law on all Participants and their heirs, successors, and legal representatives.

                  (f)        Information. The Company shall furnish to the Committee in writing all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Program. Such information may include, but shall not be limited to, the full names of all Participants, their earnings and their dates of birth, employment, retirement, death or other termination of employment. Such information shall be conclusive for all purposes of the Program, and the Committee shall be entitled to rely thereon without any investigation thereof.

                  (g)        Self-Interest. No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his/her benefits, if any, under the Program.

         5.        TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated during the Retention Period in circumstances constituting a Qualifying Termination, such Terminated Participant shall be entitled to receive Severance Benefits in accordance with Section 6 below.

         6.        SEVERANCE BENEFITS. In the event a Participant is entitled to receive Severance Benefits pursuant to Section 5 above, the Terminated Participant shall receive a payment equal to the Severance Benefits determined in accordance with the Applicable Benefits Schedule.

         7.        PARTICIPANT COVENANTS. As a condition to receiving the right to participate in the Program and any benefits hereunder, each Participant shall enter into a Confidentiality and Nonsolicitation Agreement with the Company, substantially in the form of Exhibit A hereto.

         8.        CLAIMS.

                    (a)        Claims Procedure. If any Participant or Beneficiary, or their legal representative, has a claim for benefits which is not being paid, such claimant may file a written claim with the Committee setting forth the amount and nature of the claim, supporting facts, and the claimant’s address. A claimant must file any such claim within sixty (60) days after a Participant’s Termination Date. Written notice of the disposition of a claim by the Committee shall be furnished to the claimant within ninety (90) days after the claim is filed. In the event of special circumstances, the Committee may extend the period for determination for up to an additional ninety (90) days, in which case it shall so advise the claimant. If the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Program shall be cited, including an explanation of the Program’s claim review procedure, and, if the claim is perfectible, an explanation as to how the claimant can perfect the claim shall be provided.

                    (b)        Claims Review Procedure. If a claimant whose claim has been denied wishes further consideration of his/her claim, he/she may request the Committee to review his/her claim in a written statement of the claimant’s position filed with the Committee no later than sixty (60) days after receipt of the written notification provided for in Section 8(a) above. The Committee shall fully and fairly review the matter and shall promptly advise the claimant, in writing, of its decision within the next sixty (60) days. Due to special circumstances, the Committee may extend the period for determination for up to an additional sixty (60) days.

         9.        TAXES.

                   (a)        Withholding Taxes. The Company shall be entitled to withhold from any and all payments made to a Participant under the Program all federal, state, local and/or other taxes or imposts which the Company determines are required to be so withheld from such payments or by reason of any other payments made to or on behalf of the Participant or for his/her benefit hereunder.

                   (b)        No Guarantee of Tax Consequences. No person connected with the Program in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Program, or paid to or for the benefit of a Participant under the Program, or that such tax treatment will apply to or be available to a Participant on account of participation in the Program.

         10.        TERM OF PROGRAM. The Program shall be effective as of the Effective Date and shall remain in effect until the Board terminates the Program in accordance with Section 11(b) below.

         11.        AMENDMENT AND TERMINATION.

                    (a)        Amendment of Program. The Program may be amended by the Board at any time with or without prior notice; provided, however, that any amendment of the Program during the thirty six (36)-month period immediately following the Effective Date which is less favorable to a Participant shall not be effective as to such Participant unless the Participant shall have consented thereto in writing.

                    (b)        Termination of Program. The Program may be terminated or suspended by the Board at any time with or without prior notice; provided, however, that any termination or suspension to be effective during the thirty six (36)-month period immediately following the Effective Date shall not be effective with respect to any Participant unless such Participant shall have consented thereto in writing.

                    (c)        No Adverse Affect. If the Program is amended, terminated, or suspended in accordance with Section 11(a) or 11(b) above, such action shall not adversely affect the benefits under the Program to which any Terminated Participant (as of the date of amendment, termination or suspension) is entitled.

                    (d)        Code Section 409A. It is intended that this Program and the Committee’s exercise of authority or discretion hereunder shall comply with the provisions of Code Section 409A and the treasury regulations relating thereto so as not to subject a Participant to the payment of interest and tax penalty which may be imposed under Code Section 409A. In furtherance of this interest, to the extent that any regulations or other guidance issued under Code Section 409A after the Effective Date would result in a Participant being subject to payment of interest and tax penalty under Code Section 409A, the Board may amend this Program, including with respect to the timing of payment of benefits, in order to avoid the application of Code Section 409A.

        12.        MISCELLANEOUS.

                    (a)        Offset. Severance Benefits shall be reduced by any severance or similar payment or benefit made or provided by the Company or any Subsidiary to the Participant pursuant to (i) any severance plan, program, policy or similar arrangement of the Company or any Subsidiary of the Company (including without limitation the CIC Agreement), (ii) any employment agreement between the Company or any Subsidiary and the Participant, and (iii) any federal, state or local statute, rule, regulation or ordinance. For avoidance of doubt, (A) any payment or benefit which is a Vested Benefit shall not be considered a severance or similar payment or benefit under this Section 12(a), and (B) the Program is not intended to, and shall not, result in any duplication of payments or benefits to any Participant.

                    (b)        No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any assets of the Company or any investments that the Company may make to aid it in meeting its obligations under the Program. Nothing contained in the Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company. Subject to this Section 12(b), all payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

                    (c)        No Right to Continued Employment. The Participant’s rights, if any, to continue to serve the Company as an employee shall not be enlarged or otherwise affected by his/her designation as a Participant under the Program, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any employee at any time. The adoption of the Program shall not be deemed to give any employee, or any other individual any right to be selected as a Participant or to continued employment with the Company or any Subsidiary.

                    (d)        Other Rights. The Program shall not affect or impair the rights or obligations of the Company or a Participant under any other written plan, contract, arrangement, or pension, profit sharing or other compensation plan.

                    (e)        Governing Law. The Program shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws, except as superseded by applicable federal law (including, without limitation, ERISA).

                    (f)        Severability. If any term or condition of the Program shall be invalid or unenforceable to any extent or in any application, then the remainder of the Program, with the exception of such invalid or unenforceable provision (but only to the extent that such term or condition cannot be appropriately reformed or modified), shall not be affected thereby and shall continue in effect and application to its fullest extent.

                    (g)        Incapacity. If the Committee determines that a Participant or a Beneficiary is unable to care for his/her affairs because of illness or accident or because he or she is a minor, any benefit due the Participant or Beneficiary may be paid to the Participant’s spouse or to any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

                    (h)        Transferability of Rights. The Company shall have the unrestricted right to transfer its obligations under the Program with respect to one or more Participants to any person, including, but not limited to, any purchaser of all or any part of the Company’s assets or business. No Participant or Beneficiary shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which the Participant or Beneficiary may have at any time to receive payments of benefits hereunder, which benefits and the right thereto are expressly declared to be non-assignable and nontransferable, except to the extent required by law. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant or the spouse of a Participant shall, in the sole discretion of the Committee (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the Participant or Beneficiary to any portion of the Program benefits not previously paid.

                    (i)        Interest. In the event any payment to a Participant under the Program is not paid within thirty (30) days after it is due and Participant notifies the Company and the Company fails to make such payment (to the extent such payment is undisputed), such payment shall thereafter bear interest at the prime rate from time to time as published in The Wall Street Journal, Midwest Edition.

                    (j)        No Obligation to Mitigate Damages. The Participants shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of the Program and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations under the Program.

                    (k)        Forum. Any suit brought under the Program shall be brought in the federal court for Tarrant County, Texas.

                    (l)        Condition Precedent to Receipt of Payments or Benefits under the Program. A Terminated Participant will not be eligible to receive Severance Benefits or any other payments or benefits under the Program until (i) such Terminated Participant executes a general release of all claims arising out of said Participant’s employment with, and termination of employment from, the Company in substantially the form attached hereto as Exhibit B (adjusted as necessary to conform to then existing legal requirements) (the “General Release”); and (ii) the revocation period specified in such General Release expires without such Terminated Participant exercising his/her right of revocation as set forth in the General Release.

                    (m)        Assumption by Successor to the Company. The Company shall cause any successor to its business or assets to assume this Program and the obligations arising hereunder and to maintain this Program without modification or alteration for the period required herein.

BENEFITS SCHEDULE – I
(CEO)

Participant	Company's Chief Executive Officer

Severance Period (applicable during Retention Period)	18 months, plus an additional 1 month per completed year of service with the Company and/or its Subsidiaries, up to a maximum Severance Period of 24 months

Additional Definition

        “Good Reason” shall mean:

                    (a)        any significant adverse reduction in the Participant’s annual cash compensation opportunity expressed in terms of base salary and target annual bonus which is in effect immediately prior to the Effective Date (and as increased from time to time thereafter), except as part of a general reduction in the total compensation opportunities of the Company’s senior executives; for purposes of this definition of Good Reason, a “significant adverse reduction” shall solely mean a reduction of the Participant’s annual cash compensation opportunity by at least ten percent (10%) taken at one time or cumulatively after the Effective Date; or

                    (b)        the material reduction or material adverse modification of the Participant’s authority or duties, such as a substantial diminution or adverse modification in the Participant’s status or responsibilities, from his/her authorities being exercised and duties being performed by the Participant immediately prior to the Effective Date (and as such authorities and duties may be increased from time to time after the Effective Date).

        Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless the Participant has provided written notice to the Company that such circumstance exists within thirty (30) days of the Participant’s learning of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and provided further, the Participant did not previously consent to the action leading to his/her claim of resignation for “Good Reason.”

Severance Benefits

        If, during the Retention Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Severance Benefits:

                    (a)        The Company agrees to pay Participant severance pay in the form of salary continuation for the Severance Period determined using Participant’s then-current base salary (disregarding any reduction constituting Good Reason); and

                    (b)        The Company agrees to pay Participant the monthly premium under the Company’s health and welfare plans then in effect for coverage obtained thereunder pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the Severance Period in lieu of continuing employee benefits and/or perquisites. Said amount shall be paid regardless of whether Participant maintains COBRA coverage.

         Payments relating to (a) and (b) will begin on the Company’s next Payroll Date which is at least eight days following the later of the effective date of the General Release or the date the General Release is received by the General Counsel of the Company on behalf of the Company (or such later date as may be required under Code Section 409A). The first payment, however, will be retroactive to the day following Participant’s last day of employment. In the event of death, all Severance Benefits that have become payable prior to the date of death shall be paid to the Participant’s Beneficiary.

        Notwithstanding anything contained in the Program to the contrary, the Company shall pay all Vested Benefits to a Terminated Participant no later than the second Payroll Date following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

        Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

BENEFITS SCHEDULE II
(Executive Vice President Group)

Participant	Executive Vice Presidents of the Company

Severance Period (applicable during Retention Period)	18 months, plus an additional 1 month per completed year of service with the Company and/or its Subsidiaries, up to a maximum Severance Period of 24 months

Additional Definition

        “Good Reason” shall mean:

                    (a)        any significant adverse reduction in the Participant’s annual cash compensation opportunity expressed in terms of base salary and target annual bonus which is in effect immediately prior to the Effective Date (and as increased from time to time thereafter), except as part of a general reduction in the total compensation opportunities of the Company’s senior executives; for purposes of this definition of Good Reason, a “significant adverse reduction” shall solely mean a reduction of the Participant’s annual cash compensation opportunity by at least ten percent (10%) taken at one time or cumulatively after the Effective Date; or

                    (b)        the material reduction of the Participant’s authority or duties, such as a substantial diminution in the Participant’s status or responsibilities, from his/her authorities being exercised and duties being performed by the Participant immediately prior to the Effective Date (and as such authorities and duties may be increased due to promotions from time to time after the Effective Date).

        Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless the Participant has provided written notice to the Company that such circumstance exists within thirty (30) days of the Participant’s learning of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and provided further, the Participant did not previously consent to the action leading to his/her claim of resignation for “Good Reason.”

Severance Benefits

        If, during the Retention Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Severance Benefits:

                    (a)        The Company agrees to pay Participant severance pay in the form of salary continuation for the Severance Period determined using Participant’s then-current base salary (disregarding any reduction constituting Good Reason); and

                    (b)        The Company agrees to pay Participant the monthly premium under the Company’s health and welfare plans then in effect for coverage obtained thereunder pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the Severance Period in lieu of continuing employee benefits and/or perquisites. Said amount shall be paid regardless of whether Participant maintains COBRA coverage.

        Payments relating to (a) and (b) will begin on the Company’s next Payroll Date which is at least eight days following the later of the effective date of the General Release or the date the General Release is received by the General Counsel of the Company on behalf of the Company (or such later date as may be required under Code Section 409A). The first payment, however, will be retroactive to the day following Participant’s last day of employment.

        In the event of death, all Severance Benefits that have become payable prior to the date of death shall be paid to the Participant’s Beneficiary.

        Notwithstanding anything contained in the Program to the contrary, the Company shall pay all Vested Benefits to a Terminated Participant no later than the second Payroll Date following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

        Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

BENEFITS SCHEDULE III
(Senior Vice President Group)

Participant	Senior Vice Presidents of the Company

Severance Period (applicable during Retention Period)	12 months, plus an additional 2 weeks per completed year of service with the Company and/or its Subsidiaries, up to a maximum Severance Period of 18 months

Additional Definition

        “Good Reason” shall mean any significant adverse reduction in the Participant’s annual cash compensation opportunity expressed in terms of base salary and target annual bonus which is in effect immediately prior to the Effective Date (and as increased from time to time thereafter), except as part of a general reduction in the total compensation opportunities of the Company’s senior executives; for purposes of this definition of Good Reason, a “significant adverse reduction” shall solely mean a reduction to a position grade below the position grade applicable to the Participant immediately prior to the Effective Date.

        Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless the Participant has provided written notice to the Company that such circumstance exists within thirty (30) days of the Participant’s learning of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and provided further, the Participant did not previously consent to the action leading to his/her claim of resignation for “Good Reason.”

Severance Benefits

        If, during the Retention Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Severance Benefits:

                    (a)        The Company agrees to pay Participant severance pay in the form of salary continuation for the Severance Period determined using Participant’s then-current base salary (disregarding any reduction constituting Good Reason); and

                    (b)        The Company agrees to pay Participant the monthly premium under the Company’s health and welfare plans then in effect for coverage obtained thereunder pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the Severance Period in lieu of continuing employee benefits and/or perquisites. Said amount shall be paid regardless of whether Participant maintains COBRA coverage.

        Payments relating to (a) and (b) will begin on the Company’s next Payroll Date which is at least eight days following the later of the effective date of the General Release or the date the General Release is received by the General Counsel of the Company on behalf of the Company (or such later date as may be required under Code Section 409A). The first payment, however, will be retroactive to the day following Participant’s last day of employment.

        In the event of death, all Severance Benefits that have become payable prior to the date of death shall be paid to the Participant’s Beneficiary.

        Notwithstanding anything contained in the Program to the contrary, the Company shall pay all Vested Benefits to a Terminated Participant no later than the second Payroll Date following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

        Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

BENEFITS SCHEDULE IV
(Vice President Group, Assistant Secretary and Assistant Treasurer)

Participant	Vice Presidents, Assistant Secretaries and Assistant Treasurers of the Company

Severance Period (applicable during Retention Period)	6 months, plus an additional 2 weeks per completed year of service with the Company and/or its Subsidiaries, up to a maximum Severance Period of 12 months

Additional Definition

        “Good Reason” shall mean any significant adverse reduction in the Participant’s annual cash compensation opportunity expressed in terms of base salary and target annual bonus which is in effect immediately prior to the Effective Date (and as increased from time to time thereafter), except as part of a general reduction in the total compensation opportunities of the Company’s senior executives; for purposes of this definition of Good Reason, a “significant adverse reduction” shall solely mean a reduction to a position grade below the position grade applicable to the Participant immediately prior to the Effective Date.

        Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless the Participant has provided written notice to the Company that such circumstance exists within thirty (30) days of the Participant’s learning of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and provided further, the Participant did not previously consent to the action leading to his/her claim of resignation for “Good Reason.”

Severance Benefits

        If, during the Retention Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Severance Benefits:

                    (a)        The Company agrees to pay Participant severance pay in the form of salary continuation for the Severance Period determined using Participant’s then-current base salary (disregarding any reduction constituting Good Reason); and

                    (b)        The Company agrees to pay Participant the monthly premium under the Company’s health and welfare plans then in effect for coverage obtained thereunder pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the Severance Period in lieu of continuing employee benefits and/or perquisites. Said amount shall be paid regardless of whether Participant maintains COBRA coverage.

        Payments relating to (a) and (b) will begin on the Company’s next Payroll Date which is at least eight days following the later of the effective date of the General Release or the date the General Release is received by the General Counsel of the Company on behalf of the Company (or such later date as may be required under Code Section 409A). The first payment, however, will be retroactive to the day following Participant’s last day of employment.

        In the event of death, all Severance Benefits that have become payable prior to the date of death shall be paid to the Participant’s Beneficiary.

        Notwithstanding anything contained in the Program to the contrary, the Company shall pay all Vested Benefits to a Terminated Participant no later than the second Payroll Date following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

        Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

EXHIBIT A

FORM OF CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

        This Confidentiality and Nonsolicitation Agreement (this “Agreement”), dated ___________, 200__ is between RadioShack Corporation, a Delaware corporation (“RadioShack”), and _____________ (the “Employee”)(collectively the “Parties”).

        Employee desires to be employed or to continue to be employed by RadioShack as an officer of the Company and/or one of its subsidiaries (collectively “Company”). In this role, Employee will be a manager and executive for Company, will have access to Confidential Information, or both.

        Entry into this Agreement is a condition of such employment or continued employment.

        NOW THEREFORE, in consideration of Employee’s employment or continued employment with Company the Parties agree as follows:

        1.        Covenants Not to Solicit or Interfere.

                    a.        During the term of Employee’s employment and for a period of time equal to the Severance Period (determined in accordance with the Applicable Benefits Schedule for Employee (both as defined in Company’s Officers’ Severance Program (the “Program”))) if and only if Employee is receiving severance payments and benefits under the Program, Employee shall not, either directly or indirectly, within the United States of America or in any country of the world that the Company sells, imports, exports, assembles, packages or furnishes its products, articles, parts, supplies, accessories or services or is causing them to be sold, imported, exported, assembled, packaged or furnished through related entities, representatives, agents, or otherwise:

                    i.        solicit or induce, or attempt to solicit or induce, any employee of the Company, current or future, to leave or cease their relationship with the Company, for any reason whatsoever, or hire any current or future employee of the Company; or

                    ii.        solicit or attempt to solicit the Company’s existing or prospective customers to purchase services or products that are competitive with those manufactured, designed, programmed, serviced, repaired, rented, marketed, offered for sale and/or under any stage of development by the Company as of the date of Employee’s separation from the Company. For purposes of this Agreement, existing customers shall mean those persons or firms that the Company has made a sale to in the twelve (12) months preceding Employee’s separation from employment; and prospective customers shall mean those persons or firms that the Company has solicited and/or negotiated to sell the Company’s products, articles, parts, supplies, accessories or services to within the twelve (12) months preceding Employee’s separation from the Company.

                    b.        Employee acknowledges that Company conducts its business on an international level and has customers throughout the United States and many other countries, and that the geographic restriction on solicitation is therefore fair and reasonable.

        2.        Confidential Information.

                    a.        For purposes of this Agreement, “Confidential Information” includes any and all information and trade secrets, whether written or otherwise, relating to Company’s business, property, products, services, operations, sales, prospects, research, customers, business relationships, business plans and finances.

                    b.        Employee acknowledges that while employed at Company, Employee will have access to Confidential Information. Employee further acknowledges that the Confidential Information is of great value to Company and that its improper disclosure will cause Company to suffer damages, including loss of profits.

                    c.        Except in connection with and in furtherance of Employee’s official duties with and on behalf of Company, Employee shall not at any time or in any manner use, copy, disclose, divulge, transmit, convey, transfer or otherwise communicate any Confidential Information to any person or entity, either directly or indirectly, without the Company’s prior written consent.

                    d.        Employee agrees, upon employment with Company, not to disclose to Company any confidential information or trade secrets of former employers or other entities Employee has been associated with.

         3.       Non-Disparagement.Each of Employee and the Company (for purposes hereof, “the Company” shall mean only (i) the Company by press release or other formally released announcement and (ii) the executive officers and directors thereof and not any other employees) agrees not to make any public statements that disparage the other party, or in the case of the Company, its respective affiliates, employees, officers, directors, products, articles, parts, supplies, accessories or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 3.

         4.        Injunctive Relief; Damages. Employee acknowledges that any breach of this Agreement will cause irreparable injury to Company and that money damages alone would be inadequate to compensate it. Upon a breach or threatened breach by Employee of any of this Agreement, the Company shall be entitled to a temporary restraining order, preliminary injunction, permanent injunction or other relief restraining Employee from such breach without posting a bond. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

         5.       Severability. It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible. Accordingly, if any provision of this Agreement shall prove to be invalid or unenforceable, the remainder of this Agreement shall not be affected, and in lieu, a provision as similar in terms as possible shall be added.

         6.       Entire Agreement; Governing Law. This Agreement embodies the entire agreement between the Parties concerning the subject matter hereof and replaces and supersedes any prior or contemporaneous representations or agreements. This Agreement and all related obligations shall be governed by the laws of the State of Texas.

         7.       Representation by Counsel. Employee acknowledges that he/she has had an opportunity to consult with independent counsel prior to executing this Agreement.

         8.       Survival. Employee’s obligations under this Agreement shall survive the termination of Employee’s employment and shall thereafter be enforceable whether or not such termination is later claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed to Employee.

         9.       Amendments; Waiver. This Agreement may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by each of the Parties.

         IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

COMPANY:

RadioShack Corporation, for itself and its subsidiaries

By:_____________________________________________________
Its:______________________________________________________

EMPLOYEE: _________________________________________
Name: ___________________________________

EXHIBIT B

FORM OF RELEASE

GENERAL RELEASE

         1.        For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned (“Participant”), for himself/herself, his/her spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Participant, if any (collectively, “Releasers”), knowingly and voluntarily releases and forever discharges RadioShack Corporation, its affiliates, subsidiaries, divisions, successors and assigns and the current, future and former employees, officers, directors, trustees and agents thereof (collectively referred to throughout this General Release as “Company”) from any and all claims, causes of action, demands, fees and liabilities of any kind whatsoever, whether known and unknown, against Company, Participant has, has ever had or may have as of the date of execution of this General Release, including, but not limited to, any alleged violation of:

•	The National Labor Relations Act, as amended;

•	Title VII of the Civil Rights Act of 1964, as amended;

•	The Civil Rights Act of 1991;

•	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

•	The Employee Retirement Income Security Act of 1974, as amended;

•	The Immigration Reform and Control Act, as amended;

•	The Americans with Disabilities Act of 1990, as amended;

•	The Age Discrimination in Employment Act of 1967, as amended;

•	The Older Workers Benefit Protection Act of 1990;

•	The Worker Adjustment and Retraining Notification Act, as amended;

•	The Occupational Safety and Health Act, as amended;

•	The Family and Medical Leave Act of 1993;

•	Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; or

•	Any public policy, contract, tort, or common law.

        Notwithstanding anything herein to the contrary, this General Release shall not apply to: (i) Participant’s rights of indemnification and directors and officers liability insurance coverage to which he/she was entitled immediately prior to DATE with regard to his/her service as an officer of Company; (ii) Participant’s rights under any tax-qualified pension, claims for accrued vested benefits under any other employee benefit plan, policy or arrangement maintained by Company or under COBRA, and benefits which must be provided to Participant pursuant to the terms of any employee benefit plan of Company; (iii) Participant’s rights under the provisions of the Company’s Officers’ Severance Program which are intended to survive termination of employment; or (iv) Participant’s rights as a stockholder. Excluded from this General Release are any claims which cannot be waived by law.

        [For Current/Former California Residents Only:] This General Release is intended to constitute a release of all of the claims referenced herein, known or unknown, suspected or unsuspected. Participant hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

         2.        Participant acknowledges and recites that:

         (a)        Participant has executed this General Release knowingly and voluntarily;

         (b)        Participant has read and understands this General Release in its entirety, including the waiver of rights under the Age Discrimination in Employment Act;

         (c)        Participant has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he/she wishes with respect to the terms of this General Release before executing it;

         (d)        Participant has sought such counsel, or freely and voluntarily waives the right to consult with counsel, and Participant has had an opportunity, if he/she so desires, to discuss with counsel the terms of this General Release and their meaning;

         (e)        Participant enters into this General Release knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration; and

         (f)        Participant has been offered 21 calendar days after receipt of this General Release to consider its terms before executing it.

         3.        This General Release shall be governed by the internal laws (and not the choice of law principles) of the State of Texas, except for the application of pre-emptive federal law.

         4.        Participant shall have 7 days from the date hereof to revoke this General Release by providing written notice of the revocation as set forth in Section 5, below, in which event this General Release shall be unenforceable and null and void.

         5.        To revoke this General Release, Participant must send a written statement of revocation to:

RadioShack Corporation 300 RadioShack Circle Fort Worth, TX 76102 Attn: [General Counsel]

        The revocation must be received no later than 5:00 p.m. on the seventh day following Participant’s execution of this General Release. If Participant does not revoke, the eighth day following Participant’s acceptance will be the “effective date” of this General Release.

Date: ______________	______________________________
[Participant's Name]